Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 24, 2025, with respect to the consolidated financial statements, schedule, and internal control over financial reporting of Helen of Troy Limited included in the Annual Report on Form 10-K for the year ended February 28, 2025, which are incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned reports in such Registration Statement.

/s/ GRANT THORNTON LLP

Dallas, Texas
August 22, 2025